Exhibit 99.1
Contacts: West Pharmaceutical Services, Inc. Michael A. Anderson Vice President and Treasurer (610) 594-3345	Investors and Financial Media: Westwicke Partners John Woolford/Stefan Loren (443) 213-0506/0507

West to Present at Jefferies Investor Conference

LIONVILLE, Pa., January 20, 2010 -- West Pharmaceutical Services, Inc. (NYSE: WST) today announced William Federici, Chief Financial Officer and Michael A. Anderson, Vice President and Treasurer, will attend the Jefferies 2010 Global Healthcare Services Conference in New York, NY.  Management will present an overview of West's business and outlook on Wednesday, January 27, 2010 at 11:45 AM ET.

A copy of the corporate presentation document as well as a live audio webcast of the presentations will be posted on the investor link of the Company's website at www.westpharma.com.

About West

West is a global manufacturer of components and systems for injectable drug delivery, including stoppers and seals for vials, and closures and disposable components used in syringe, IV and blood collection systems. The Company also provides products with application to the personal care, food and beverage markets. Headquartered in Lionville, Pennsylvania, West supports its partners and customers from 50 locations throughout North America, South America, Europe, Mexico, Japan, Asia and Australia. For more information, visit West at www.westpharma.com.